Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of  June 10, 2008 by and between Boise Cascade Holdings, L.L.C., a Delaware limited liability company (“BCH LLC”), and each party listed as “Purchaser” on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, BCH LLC is the holder of that certain Promissory Note, dated as of February 22, 2008, as amended by that certain Amendment No. 1 to Promissory Note dated May 23, 2008 (the “Note”), issued by Boise Inc. (formerly known as Aldabra 2 Acquisition Corp.), a Delaware corporation (“Boise Inc.”), which Note is guaranteed by certain subsidiaries of Boise Inc. each named as a “Credit Party” therein, each of which has executed a subordinated Guaranty, attached hereto as Exhibit A, in favor of the holder of the Note (the “Guarantees,” and together with the Note, the “Securities”);

WHEREAS, BCH LLC desires to sell to each of the Purchasers, and each of the Purchasers desires to purchase from  BCH LLC (the “Sale”), a portion of the Note in the aggregate principal amount set forth opposite each Purchaser’s name on Schedule I hereto (including any accrued and unpaid interest thereon), together with the related Guarantees, at the purchase price set forth opposite each Purchaser’s name on Schedule I hereto  (the “Purchased Note”), a form of which is attached hereto as Exhibit B (the Purchased Note together with the related Guarantees are referred to herein as the “Purchased Securities”) as well as any Related Claims (as defined below);

WHEREAS, the parties desire to make certain representations, warranties and acknowledgements relating to the Sale of the Purchased Securities;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The Sale of the Purchased Securities and the Closing.

(a)           Sale of the Purchased Securities.  On the date of the consummation of the Sale (the “Closing,” and such date, the “Closing Date”), and upon the terms and conditions set forth in this Agreement, BCH LLC shall sell, transfer, and assign to each Purchaser and each Purchaser shall purchase from BCH LLC, all of BCH LLC’s right, title, and interest in and to the Purchased Securities and any Related Claims (as defined below), in the aggregate principal amount (including any accrued and unpaid interest thereon) and for the purchase price set forth opposite each Purchaser’s name on Schedule I hereto.

(b)           Deliveries by Purchaser.  At the Closing, upon its receipt of the new Purchased Note referred to in Section 1(c), which note will be in the form attached hereto as Exhibit B, each Purchaser shall deliver to BCH LLC by wire transfer of immediately available funds to a bank account designated by BCH LLC, cash in the amount equal to the purchase price set forth opposite Purchaser’s name on Schedule I hereto.

(c)           Deliveries by BCH LLC.  At the Closing, BCH LLC shall (i) surrender the Note to Boise Inc. for transfer pursuant to Section 10 of the Note, and (ii) deliver to Purchaser a copy of the new Purchased Note (with an original to follow as soon as practicable thereafter), executed by Boise Inc. in favor of Purchaser, which delivery shall not be deemed a transfer of the Note pursuant to Section 10 thereof unless and until the Closing of the transactions contemplated hereby.

2.             The Closing.  The Closing of the transactions contemplated hereby shall take place at the offices of Kirkland & Ellis LLP in Chicago, Illinois at 10 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to BCH LLC, Boise Inc. and the Purchasers.

3.             Representations and Warranties of BCH LLC.  BCH LLC hereby represents and warrants to the Purchasers as of the date of this Agreement and the Closing Date that:

(a)

Immediately prior to the consummation of the transactions contemplated hereby, the Purchased Securities are owned of record and beneficially by BCH LLC (although BCH LLC may be deemed to share beneficial ownership with Forest Products Holdings, LLC, its parent company, and Madison Dearborn Capital Partners IV, LP (“MDCP IV”) and MDCP IV’s general partner and limited partner committee), and BCH LLC has good and marketable title to the Purchased Securities, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever (“Encumbrances”), other than restrictions on transfer pursuant to applicable securities laws.

(b)

The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which BCH LLC is a party have been duly authorized by BCH LLC and do not require BCH LLC to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to BCH LLC or other governing documents or any agreement or instrument to which BCH LLC is a party or by which BCH LLC is bound. This Agreement constitutes a legal, valid and binding obligation of BCH LLC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(c)

To the knowledge of BCH LLC, the Issuer Filings listed on Schedule II hereto (the “Issuer Filings”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. BCH LLC is not prompted to sell the Securities by any information concerning Boise Inc. or any of Boise Inc.’s subsidiaries that is not set forth in the Issuer Filings.

(d)

No broker, finder or other person under the authority of BCH LLC (including, without limitation, any placement agent) is entitled to any broker’s commission or other fee in connection with the Sale for which the Purchasers could be responsible.

(e)	No further adjustment to the Note is required to be made pursuant to Section 2(c) of the Note.

(f)

Boise Inc. issued the Note to BCH LLC as the original noteholder in a private placement transaction exempt from the registration requirements of the Act. As of the Closing Date, the principal amount outstanding under the Note is $59,303,650.70 and the accrued and unpaid interest is $1,790,228.96.

(g)	No interest in the Purchased Securities is being sold by or on behalf of one or more Benefit Plans (as defined below).

(h)

BCH LLC has never received any payments of principal or interest in respect of the Purchased Securities, other than accrued interest which has been accumulated and added to the principal amount outstanding on the Note (“paid in kind interest”) in accordance with Section 1 thereof.

(i)

No claim, counterclaim, setoff, defense, action, demand or defect, the effect of which does, or would reasonably be expected to, materially and prejudicially affect the Purchased Securities (each, a “Referenced Claim”), has been asserted against BCH LLC and no Referenced Claim exists or would reasonably be expected to arise as a result of (x) any action or omission on or prior to the date hereof of BCH LLC or any of its affiliates (other than Boise Inc. and its subsidiaries), or (y) any contract, arrangement, understanding or relationship between BCH LLC or any of its affiliates (other than Boise Inc. and its subsidiaries), on the one hand, and Boise Inc. and its affiliates (other than BCH LLC, its direct or indirect equityholders, and its direct or indirect subsidiaries), on the other hand. In no event shall the foregoing be deemed to be a representation or warranty regarding any Referenced Claim that exists or may arise as a result of any action or omission of Purchaser or any subsequent holder of the Purchased Note or any guarantee of payment or recovery under the Purchased Note or the Guarantees.

(j)

BCH LLC has provided to Purchaser a true and complete copy of the Note and the Guarantees. BCH LLC is not a party to, or bound by, any document or agreement (other than that certain Letter Agreement, dated as of May 22, 2008, by and between BCH LLC and Boise Cascade, L.L.C., that would reasonably be expected to materially and adversely affect the Purchased Securities or Purchaser’s rights and remedies under this Agreement.

(k)	BCH LLC has not made any offers to sell, or solicitations of offers to buy, any portion of the Purchased Securities in violation of any applicable securities laws.

4.             Representations, Warranties and Acknowledgments of Purchaser.  Each Purchaser hereby represents and warrants (as to itself only) to BCH LLC as of the date of this Agreement and the Closing Date that:

(a)

Purchaser has, to its satisfaction, reviewed the Note attached as an exhibit to Boise Inc.’s Current Report on Form 8-K filed on February 28, 2008 (including Amendment No. 1 thereto, which has been provided to Purchaser), the Guarantees attached hereto as Exhibit A, and the form of Purchased Note attached hereto as Exhibit B. Purchaser has, to its satisfaction, reviewed the Issuer Filings (including the “Risk Factors” set forth in or incorporated by reference to Boise Inc.’s Current Report on Form 8-K filed on February 28, 2008 and the “Risk Factors” set forth in Boise Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008) and has been furnished with all other materials that it considers relevant to an investment in the Securities.

(b)

No offering circular, prospectus or other disclosure materials have been or will be provided to it or prepared in connection with the offer and sale of the Securities and neither BCH LLC nor any placement agent will be providing it with any other material regarding the Securities or Boise Inc. prepared by Boise Inc., BCH LLC or any other person.

(c)	Purchaser has, to its satisfaction, had an opportunity to ask questions of and receive answers, as well as information, including information regarding Boise Inc., from BCH

LLC or any person or persons acting on behalf of BCH LLC concerning the terms and conditions of an investment in the Securities.

(d)	No statement or printed material which is contrary to the Issuer Filings has been made or given to Purchaser by or on behalf of BCH LLC or of any placement agent.

(e)

Purchaser is making its own independent investment decision regarding the Securities based on its own knowledge (and information it may have or which is publicly available) with respect to the Securities and Boise Inc. (including, without limitation, its business and financial condition), which knowledge and information it has determined is adequate for that purpose, and, in making that decision, is not relying upon, and has not relied upon, any investigation, statement, representation, warranty or other information (in any form, whether written or oral) made or furnished by any other person, including, without limitation, BCH LLC and any placement agent or any person acting on their behalf, except for the Issuer Filings, provided that no representations or warranties are being made hereby with respect to the Issuer Filings other than as specifically set forth in Section 3 hereof, and the statements, representations and warranties contained in this Agreement.

(f)

Purchaser and each account, if any, for which such Purchaser is acquiring the Purchased Securities (i) is a “qualified institutional buyer,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is purchasing at least $1 million of Purchased Securities for its own account (or accounts managed by it), and (iii) is hereby notified that BCH LLC in selling the Purchased Securities may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.

(g)

Purchaser is aware that a subsequent transfer of the Securities by it may not be possible because (A) of the restrictions on transfer set forth in the Purchased Securities, (B) there is no public market for the Purchased Securities and (C) the Purchased Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available. The Purchased Note provides that it is transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available or (iii) subject to delivery of a legal opinion to Boise Inc. that such transfer may be effected without registration of the Purchased Note under the Securities Act (as further described in the Note), or other legally available means of transfer. Purchaser agrees that it will reoffer, resell or otherwise transfer the Purchased Note only as and to the extent permitted by the terms of the Note. The Purchased Note does not include registration rights for the benefit of BCH LLC or any subsequent holder.

(h)	Purchaser is aware that the Purchased Securities shall be imprinted with legends in substantially the following form:

(i)

“THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ISSUED ON JUNE 10, 2008, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE TRANSFER OF SUCH SECURITY IS SUBJECT ONLY TO THE CONDITIONS SPECIFIED IN SECTION 7 OF THIS NOTE.”

(ii)           “THIS DEBT INSTRUMENT WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) EQUAL TO THE STATED INTEREST ON THIS DEBT INSTRUMENT.  THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE.”

(i)            The execution, delivery, and performance of this Agreement have been duly authorized by Purchaser and do not require Purchaser to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to Purchaser or other governing documents or any agreement or instrument to which Purchaser is a party or by which Purchaser is bound.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(j)            Purchaser is not a related person with respect to Boise Inc.  For this purpose, related person means any person with a relationship to Boise Inc. specified in Section 108(e)(4) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder.

(k)           Purchaser hereby acknowledges the following with respect to tax matters:

(i)            The Note was issued with (and the Purchased Note will therefore have) original issue discount (“OID”) for federal income tax purposes equal to the stated interest thereon.  Accordingly, Purchaser will be required to include the stated interest on the Purchased Note in income as it accrues on a constant yield to maturity basis, regardless of its regular method of accounting.

(ii)           The Note and Purchased Note are applicable high yield discount obligations within the meaning of Section 163 of the Code.

(iii)          If Purchaser’s initial tax basis in a Purchased Note is less than the Purchased Note’s revised issue price, subject to a de minimis exception, Purchaser will be treated as having acquired the Purchased Note at a “market discount,” and will be required to treat any principal payment on, or any gain realized on the sale, exchange or other disposition of, the Purchased Note as ordinary income to the extent attributable to accrued market discount.  Purchaser also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the Purchased Note.  Alternatively, Purchaser may elect (with respect to the Purchased Note and all other market discount obligations acquired by Purchaser after the first day of the first taxable year to which such election applies) to include market discount in income currently as it accrues.  Amounts includible in income as market discount generally are treated as ordinary interest income.

(iv)          BCH LLC is not offering Purchaser any tax advice with respect to the transactions contemplated by this Agreement, including with respect to the ownership of the Purchased Securities.  Purchaser has made its own independent determination of the tax consequences of purchasing, owning or disposing of the Purchased Securities in light of its particular situation and tax residence.

5.             Conditions to the Closing.

(a)           Conditions to BCH LLC’s Obligations.  BCH LLC’s obligation to sell the Purchased Securities with respect to any Purchaser shall be subject to the conditions that: (i) such Purchaser’s representations and warranties in this Agreement shall be true and correct on the Closing Date; and (ii) such Purchaser shall have complied with all covenants required by this Agreement to be complied with by it.

(b)           Conditions to Purchaser’s Obligations.  Each Purchaser’s obligation to purchase the Purchased Securities shall be subject to the conditions that: (i) BCH LLC’s representations and warranties in this Agreement shall be true and correct on the Closing Date; and (ii) BCH LLC shall have complied with all covenants required by this Agreement to be complied with by it.

6.             Definitions.

(a)           “Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

(b)           “Related Claims” means all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of BCH LLC, whether known or unknown, against Boise Inc. or any Subsidiary Obligor (as defined in the Note) under the Note or any Guarantor (as defined in the Guarantees) under the Guarantees, or any of their respective affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to the Note or the Guarantees, including, to the extent permitted to be assigned under applicable law all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of BCH LLC against any attorney, accountant, financial advisor, banker, investment banker, underwriter, placement agent, broker, or other entity or person, with respect to such obligations arising under the Note or the Guarantees; provided that for purposes hereof, “claims” shall not include any suits, causes of action or any other right of BCH LLC arising out of or related to that certain Purchase and Sale Agreement, dated as of September 7, 2007 (as amended by Amendment No. 1 to Purchase and Sale Agreement, dated October 18, 2007, and Amendment No. 2 to Purchase and Sale Agreement, dated February 22, 2008), by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra 2 Acquisition Corp., and Aldabra Sub LLC, and any of the transactions contemplated thereby, other than those claims specifically arising out of or related to the Note and the Guarantees, as set forth above.  When used herein, “affiliate” shall not include BCH LLC, any direct or indirect equityholder of BCH LLC, or any of its current, former or future direct or indirect subsidiaries; provided that in the case of any former or future direct or indirect subsidiary of BCH LLC that is otherwise an affiliate of Boise Inc., a Subsidiary Obligor or any Guarantor, such former or future direct or indirect subsidiary shall not be considered an affiliate for purposes hereof only for such times as such entity was a subsidiary of BCH LLC.

7.             General Provisions.

(a)           Survival of Representations.  All representations, warranties and acknowledgements contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)           Expenses.  BCH LLC and each Purchaser will bear their own respective costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, and consummation of this Agreement and the transactions contemplated hereby.

(c)           Notices.  All communications provided for herein shall be in writing and sent (i) by facsimile if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (ii) by a recognized overnight delivery service (charges prepaid), or (iii) by messenger.  The respective addresses of the parties hereto for the purposes of this Agreement are set forth below.  Any party may change its address (or facsimile number) by notice to each of the other parties in accordance with this Section 7(c). The date of giving or making of any such communication shall be, in the case of clauses (i) and (iii), the date of the receipt; and, in the case of clause (ii), the business day next following the date such communication is sent.

Boise Cascade Holdings, L.L.C.:

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
Facsimile: (208) 384-6566
Attention: General Counsel

with a copy to:

Madison Dearborn Partners
Three First National Plaza
Suite 3800
Chicago, Illinois 60602
Facsimile: (312) 895-1001
Attention: Thomas S. Souleles

and to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Facsimile: (312) 861-2200
Attention: Richard J. Campbell, P.C.
Carol Anne Huff, Esq.

Purchasers:

c/o: Angelo, Gordon & Co., L.P.
245 Park Ave, 26th Floor
New York, NY 10167
Facsimile: (212) 867-1388
Attn: Christopher Brescio

(d)           Complete Agreement.  This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns.

(h)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)            Choice of Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)            WAIVER OF TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of BCH LLC and each Purchaser.

(l)            Reliance by Placement Agent.  Each Purchaser acknowledges that BCH LLC has engaged a placement agent in respect of the sale of the Securities by BCH LLC.  Each Purchaser agrees that such placement agent, shall be entitled to rely upon its representation and warranties set forth in Section 4 hereof and BCH LLC agrees that such placement agent shall be entitled to rely upon its representation and warranties set forth in Section 3 hereof, in each case as if such placement agent were a party hereto.

(m)          Several Liability.  The obligations, representations, warranties, covenants and indemnities made by each Purchaser hereunder shall be several (and not joint and several) in accordance with each Purchaser’s respective ownership interest in the Purchased Securities, as set forth on Schedule I attached hereto.

*        *        *        *        *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

BOISE CASCADE HOLDINGS, L.L.C.

By:	/s/ Wayne Rancourt
Name:	Wayne Rancourt
Title:	Vice President and Treasurer

Signature Page to Securities Purchase Agreement

PURCHASERS:

AG Diversified Credit Strategies Master, L.P.
By: Angelo, Gordon & Co., L.P. as Investment Manager
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

AGCR V Master Account L.P.
By: Angelo, Gordon & Co., L.P. as Investment Manager
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

AG Capital Recovery Partners VI, L.P.
By: AG Capital Recovery VI, LLC, General Partner
By: Angelo, Gordon & Co., L.P., Managing Member
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

AG Garden Partners, L.P.
By: AG Super LLC, General Partner
By: AG Funds, L.P., Managing Member
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

AG Super Fund, L.P.
By: AG Super Fund LLC, General Partner
By: AG Funds, L.P., Managing Member
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

GAM Arbitrage Investments, Inc.
By: Angelo, Gordon & Co., L.P. Investment Manager
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

Signature Page to Securities Purchase Agreement

Purchasers:

AG Super Fund International Partners, L.P.
By: AG Super Fund International LLC, General Partner
By: AG Funds, L.P., Managing Member
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

AG CNG Fund, L.P.
By: AG CNG LLC, General Partner
By: AG Funds, L.P., Managing Member
By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

Signature Page to Securities Purchase Agreement

Schedule I

Purchaser	Principal Amount of the Note Being Purchased	Accrued and Unpaid Interest on the Note Being Purchased	Aggregate Purchase Price
AG Diversified Credit Strategies Master, L.P.	$6,861,432.39	$207,129.49	$6,220,334.45
AGCR V Master Account L.P.	$6,222,732.07	$187,848.72	$5,641,311.10
AG Capital Recovery Partners VI, L.P.	$16,594,347.54	$500,941.87	$15,043,854.68
AG Garden Partners, L.P.	$1,504,533.62	$45,418.11	$1,363,957.52
AG Super Fund, L.P.	$16,883,156.32	$509,660.28	$15,305,678.61
GAM Arbitrage Investments, Inc.	$4,986,250.95	$150,522.45	$4,520,360.59
AG Super Fund International Partners, L.P.	$4,957,192.16	$149,645.24	$4,494,016.91
AG CNG Fund, L.P.	$1,294,005.66	$39,062.80	$1,173,100.24

Schedule II

Issuer Filings

1.     Information and reports filed by Boise Inc. with the SEC on or after February 28, 2008 under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934

Exhibit A

Guarantees

[Previously Filed with the Commission on Form 8-K on February 28, 2008]

Exhibit B

Form of Purchased Note

The security represented by this instrument was issued on June 10, 2008, and has not been registered under the Securities Act of 1933, as amended.  The transfer of such security is subject only to the conditions specified in Section 7 of this Note.

THIS DEBT INSTRUMENT WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) EQUAL TO THE STATED INTEREST ON THIS DEBT INSTRUMENT.  THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE.

PROMISSORY NOTE

June 10, 2008	$

For value received, Boise Inc. (formerly known as Aldabra 2 Acquisition Corp.), a Delaware corporation (“Parent”), and each other Person (other than any Credit Party) that is, or that may hereafter become, a domestic Subsidiary of Parent (collectively, such Subsidiaries, the “Subsidiary Obligors”), hereby jointly and severally promise to pay to the order of                         , or its registered assigns or transferees (as applicable), the principal amount of $                         together with interest thereon calculated from the last Interest Payment Date prior to the Issue Date in accordance with the provisions of this Note.  Parent and the Subsidiary Obligors are collectively referred to herein as the “Payors” and, each individually as a “Payor”.

This Note was originally issued pursuant to Section 1F of that certain Purchase and Sale Agreement, dated as of September 7, 2007 (and as may be further amended, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among Boise Cascade, L.L.C., a Delaware limited liability company (“BC LLC”), Boise Paper Holdings, L.L.C., a Delaware limited liability company, Parent and the other entities party thereto, and this Note is one of the “Acceptable Notes” referred to in the Purchase Agreement.  This Note was amended pursuant to that certain Amendment No. 1 to Promissory Note, dated as of May 23, 2008, the substance of which is incorporated herein.  The term “Notes”, as used in this Note, includes (x) each Acceptable Note issued from time to time pursuant to Section 1F of the Purchase Agreement and (y) each Note issued in replacement of and/or to any transferee of any Note (or any portion thereof), if any; provided that, if any time, this Note is the only “Note” issued and outstanding, then all reference herein to “Notes” shall be deemed to refer to this Note.

1.             Payment of Interest.

(a)           Generally.  Subject to the application of a higher interest rate pursuant to  Section 5(b)(i) hereof, with respect to each Interest Payment Period, interest shall accrue on a daily basis  on the unpaid principal amount of this Note outstanding from time to time at 15.75% per annum (computed on the basis of a 360-day year).

(b)           Interest Payment Dates.  On the last day of each Interest Payment Period, the Payors shall pay to the holder of this Note all accrued and unpaid interest on this Note, and in connection therewith, deliver to the holder of this Note a written notice specifying the applicable interest rate on this

Note for such period.  “Interest Payment Period” means (i) initially, the period commencing on the Effective Date and ending on March 31, 2008 and (ii) thereafter, each quarterly period ending on June 30, September 30, December 31 or March 31, as applicable (each such date, an “Interest Payment Date”).

(c)           Accumulated Interest and Related Matters.  Without limiting any rights under Section 5 hereof, (i) during the period beginning on the Effective Date and ending on the earliest of (x) the Maturity Date and (y) the first date on which the entire unpaid principal amount of this Note (together with all accrued and unpaid interest thereon) is paid in full in cash to the holder of this Note (such period beginning on the Effective Date and ending on the first to occur of the events described in clauses (x) and (y), the “Cash Interest Deferral Period”), all accrued interest which is not paid in cash on any Interest Payment Date shall be accumulated and added to the principal amount outstanding on this Note as of any such Interest Payment Date, and shall thereafter accrue interest in accordance with Section 1(a) hereof, (ii) without duplication of amounts under clause (i) of this Section 1(c), any and all accrued interest which is not paid in cash on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid in cash, (iii) any accrued interest which for any reason has not theretofore been paid shall be paid in full in cash on the date on which the final principal payment on this Note is made, and (iv) interest shall accrue on any principal payment due under this Note and, without duplication of amounts under clause (i) of this Section 1(c), on any interest which has not been paid on the date on which it is due and payable until such time as cash payment therefor is actually delivered to the holder of this Note.  All references to accrued but unpaid interest in this Note shall include interest that has accumulated in accordance with this Section 1(c) but has not been paid in cash in accordance with this Note.

2.             Payments on this Note; Related Matters.

(a)           Maturity.  The aggregate unpaid principal amount of this Note plus all accrued and unpaid interest thereon and all other amounts owed hereunder shall be paid by the Payors in full in cash on the Maturity Date.

(b)           Prepayments.

(i)            Optional.  Subject to Section 2(b)(ii) hereof, the Payors may, at any time and from time to time without premium or penalty, prepay all or any portion (in the case of less than 100% of the outstanding amounts of the Notes, in whole number multiples of $100,000 only) of the outstanding principal amount of the Notes; provided that, with respect to any cash proceeds received by any Payor from any Credit Party pursuant to any dividend or other distribution by such Credit Party, such cash proceeds may not be used to prepay the Notes unless (i) such prepayment is otherwise permitted under the 1st Lien Loan Agreement and 2nd Lien Loan Agreement, (ii) the Loans are no longer outstanding or (iii) the applicable Payor has received the required consents under the 1st Lien Loan Agreement and 2nd Lien Loan Agreement to use such proceeds to prepay the Notes.  In connection with each prepayment of principal hereunder, the Payors shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid.  For the avoidance of doubt, a prepayment of less than all of the outstanding principal amount of each of the Notes under this Section 2(b)(i) shall not relieve the Payors of their other obligations (including under Section 2(a) above and Section 2(b)(ii) below).

(ii)           Mandatory.

(A)          In Whole.  The Payors shall prepay the entire outstanding principal amount of this Note (plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto) upon the consummation or occurrence of a Prepayment Event.

For purposes of the Notes, the term “Prepayment Event” means any of the following: (i) any Change of Control (as such term is defined in the 1st Lien Loan Agreement as in effect on the date hereof and determined without giving effect to any waiver of compliance with and/or other modification and/or amendment thereof); (ii) any sale or transfer of more than 50% of the assets of Parent and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of Parent’s Board) in any transaction or series of transactions (including any sale or other disposition of capital stock of any of Parent’s Subsidiaries (whether by merger, consolidation or otherwise), but excluding sales of inventory in the ordinary course of business); (iii) upon the occurrence of any Event of Default described in Section 5(a)(iii) and (iv) with respect to any other Event of Default, upon declaration by the Majority Holders in accordance with Section 5(b)(iii).

(B)           Other.  Within ten (10) Business Days after the receipt thereof, the Payors shall use 100% of the cash proceeds received by any Payor and/or any Subsidiary Obligor (directly or indirectly) from (x) the sale, issuance, exercise or transfer of any Equity Securities or Equity Equivalents or debt securities of, and/or from the incurrence of any Indebtedness by, any Payor and/or any of its Subsidiary Obligors and/or (y) any cash dividends, distributions or other payments received by any Payor from any Subsidiary Obligor or Credit Party (other than, in respect of this clause (y), amounts to pay expenses incidental to such Payor’s or Subsidiary Obligor’s expenses and any such amounts as are distributed from time to time to Parent to fund Parent’s repurchases of Equity Securities or Equity Equivalents to the extent such repurchases are permitted to be made by Parent under Section 6(c)(ii) hereof without the consent of the Majority Holders), in each case, to repay the Notes; provided that, with respect to any cash proceeds received by any Payor from any Credit Party pursuant to any dividend or other distribution  by such Credit Party described in clause (y) hereof, such cash proceeds may not be used to prepay the Notes unless (i) such prepayment is otherwise permitted under the 1st Lien Loan Agreement and 2nd Lien Loan Agreement, (ii) the Loans are no longer outstanding or (iii) the applicable Payor has received the required consents under the 1st Lien Loan Agreement and 2nd Lien Loan Agreement to use such proceeds to prepay the Notes.  To the extent such payment is not sufficient to pay all amounts then due and owing in respect of the Notes, any such payment shall be made in accordance with Section 3 of the Notes..

3.             Manner of Payment.

(a)           Allocation.  Except as otherwise expressly provided herein, each payment with respect to this Note shall first be applied to payment of accrued and unpaid interest and, after payment of all such interest, then to payment of outstanding principal.

(b)           Pro Rata Payment.  Except as otherwise expressly provided for in the Notes, all payments to the holders of the Notes (whether for principal, interest or other amounts thereon) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder.  If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to any Note in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided in the Notes), by acceptance of a Note, each such holder agrees to purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section 3(b).

4.             Guarantors.  In order to guarantee the prompt payment of all obligations, liabilities or sums due or to become due under the Notes, Parent and the Subsidiary Obligors shall cause each Credit Party to execute that certain Guaranty, dated as of the Effective Date (the “Guaranty”).  In addition, in the event that any Person hereafter becomes a Credit Party, the Payors shall cause such Person to promptly (but in any event within five (5) days after becoming a Credit Party) execute and deliver to the holders of the Notes a written undertaking (in form and substance reasonably satisfactory to the Majority Holders) in favor of the holders of the Notes pursuant to which such Person acknowledges and agrees to be bound by the terms of the Guaranty as a guarantor thereunder.

5.             Events of Default.

(a)           Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any one or more of the following conditions or events shall occur:

(i)            the Payors fail to pay  in cash when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note and/or the full amount of any principal payment on any Note; provided, that any interest which is paid in kind in accordance with Section 1(c) of any Note shall no longer be deemed to be due and payable and no Event of Default under any such Note shall exist due to the fact that such interest is not paid in cash at such time;

(ii)           any of the Payors breach or otherwise fail to perform or observe any other provision or agreement contained in any of the Notes or any Credit Party breaches or otherwise fails to perform or observe any provision or agreement contained in the Guaranty;

(iii)          any of the Payors or any of their respective Material Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating any Payor or any Material Subsidiary of any Payor bankrupt or insolvent; or any order for relief with respect to any Payor or any Material Subsidiary of any Payor is entered under the Federal Bankruptcy Code; or any Payor or any Material Subsidiary of any Payor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any Payor or any Material Subsidiary of any Payor, or of any substantial part of the assets of any Payor or any Material Subsidiary of any Payor, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to any Payor or any Material Subsidiary of any Payor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against any Payor or any Material Subsidiary of any Payor and either (A) any Payor or any Material Subsidiary of any Payor by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

(iv)          a judgment in excess of $20,000,000 is rendered or entered against any Payor or any Subsidiary of any Payor and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

(v)           (A) failure of any Payor and/or any of their respective Subsidiaries (including any Credit Party) to pay when due any principal of or premium on or interest on or any other amount in the nature of interest payable in respect of one or more items of Indebtedness (other than Indebtedness under the Notes) with an aggregate principal amount of $19,837,500 or more, in each case beyond the grace period, if any, provided therefor; or (B) breach or default by any Payor and/or any of their respective Subsidiaries (including any Credit Party) with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (A) above, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that with respect to any such failure to pay or breach or default under the 1st Lien Loan Agreement or the 2nd Lien Loan Agreement, such event shall only constitute an Event of Default hereunder if (1) there is an 1st Lien Event of Default under subsection 8.1(a) of the 1st Lien Loan Agreement, (2) there is an 2nd Lien Event of Default under subsection 8.1(a) of the 2nd Lien Loan Agreement, (3) if the obligations under the 1st Lien Loan Agreement and/or the 2nd Lien Loan Agreement shall have been accelerated, (4) if 180 days have passed since the date of any 1st Lien Event of Default (other than a 1st Lien Event of Default under subsection 8.1(a) of the 1st Lien Loan Agreement) and such 1st Lien Event of Default has not been cured or waived during such period or (5) if 180 days have passed since the date of any 2nd Lien Event of Default (other than a 2nd Lien Event of Default under subsection 8.1(a) of the 2nd Lien Loan Agreement) and such 2nd Lien Event of Default has not been cured or waived during such period.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b)           Consequences of Events of Default.

(i)            If any Event of Default has occurred, the interest rate otherwise applicable to the Notes under Section 1 hereof shall automatically increase immediately by an increment of 200 basis points above the rate determined pursuant to Section 1(a) of this Note to the extent permitted by applicable law.  Any increase of the interest rate resulting from the operation of this Section 5(b)(i) shall terminate as of the close of business on the date on which no Events of Default exist.

(ii)           If an Event of Default of the type described in Section 5(a)(iii) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Payors shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

(iii)          If any other Event of Default of the type described in Section 5(a)(v) has occurred, the Majority Holders may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable), which declaration of payment shall be binding on all of the holders of Notes, with any payments in connection with the declaration of a partial repayment of the Notes to be applied in accordance with Section 3(b) of the Notes. The Payors shall give prompt written notice of any such demand to the other holders of Notes.

(iv)          If any other Event of Default of the type described in Section 5(a)(i) has occurred and continued for 10 days without cure or any other Event of Default (other than an Event of Default under Section 5(a)(i), Section 5(a)(iii) or Section 5(a)(v)) has occurred and continued for 30 days without cure, the Majority Holders may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable), which declaration of payment shall be binding on all of the holders of Notes, with any payments in connection with the declaration of a partial repayment of the Notes to be applied in accordance with Section 3(b) of the Notes. The Payors shall give prompt written notice of any such demand to the other holders of Notes.

(v)           Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

6.             Covenants.

(a)           Notice of Events of Default.  Promptly (but in any event within five days) after the discovery or receipt of notice of (x) any Event of Default, Potential Event of Default, 1st Lien Event of Default or 2nd Lien Event of Default or (y) the occurrence of any event or change that has caused or results in, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence thereof and what actions Parent and its Subsidiaries have taken and propose to take with respect thereto.

(b)           No Restrictions on Transferability.  As long as any Note is issued and outstanding, none of the Payors will take, or cause or permit to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of any holder of a Note freely to sell, transfer, assign, pledge or otherwise dispose of any such Note (and/or any portion thereof) or would restrict or limit the rights of any transferee of any such Note (and/or any portion thereof)  as a holder of a Note.

(c)           Approval of Certain Activities.  So long as any Notes remain outstanding, none of the Payors shall, and shall not permit any their respective Subsidiaries to, take any of the following actions without the affirmative written consent of the Majority Holders:

(i)            directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other Equity Securities (including any Equity Equivalents), except that (a) Parent may declare and pay or make dividends or distributions payable in shares of Common Stock issued ratably upon the outstanding shares of Common Stock and (b) any Subsidiary may declare and pay dividends or make distributions to Parent or any wholly-owned direct or indirect Subsidiary of Parent;

(ii)           directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of Parent’s Equity Securities or Equity Equivalents or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow Parent to repurchase shares of Common Stock upon the termination of services or an exercise of Parent’s right of first refusal upon a proposed transfer, in each case only so long as no Event of Default or Potential Event of Default is in existence immediately prior to or is otherwise caused by any such repurchase or other action;

(iii)          with respect to the Payors, take any action, or permit any action to be taken, which would be prohibited under Section 6.3 (Negative Pledges), Section 6.6 (Investments), Section 6.8 (Fundamental Changes; Disposition of Assets; Acquisitions), Section 6.11 (Transactions with Stockholders and Affiliates) and/or Section 6.12 (Conduct of Business) of the 1st Lien Loan Agreement (assuming, for such purpose, that Parent and the other Subsidiary Obligors are each a “Credit Party” thereunder and determined without giving effect to any waiver of compliance with and/or other modification of such terms);

(iv)          with respect to the Credit Parties, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness, other than such Indebtedness that is otherwise expressly permitted under the terms of Section 6.1 of the 1st Lien Loan Agreement;

(v)           with respect to the Payors, create, incur, assume or suffer to exist, or permit any Subsidiary Obligor to create, incur, assume or suffer to exist, Indebtedness, other than (i) such Indebtedness, the proceeds of which are used to prepay the Notes in full in accordance with Section 2(b)(ii)(B) or (ii) to the extent the proceeds of such Indebtedness are not used to prepay the Notes in full, such Indebtedness is expressly subordinated to the Notes on terms reasonably satisfactory to the Majority Holders;

(vi)          with respect to the Credit Parties, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Liens that are expressly permitted under the terms of Section 6.2 of the 1st Lien Loan Agreement;

(vii)         with respect to the Payors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than any Liens that are expressly permitted under the terms of Section 6.2 of the 1st Lien Loan Agreement (and determined without giving effect to any waiver of compliance with and/or other modification of such terms) or Liens to secure Indebtedness permitted under Section 6(c)(v) hereof;

(viii)        in the case of any Subsidiary Obligor and Aldabra Holding Sub LLC, issue or sell (and Parent shall not permit any such Person to issue and sell), any shares of the capital stock or other Equity Securities (including any Equity Equivalents), or rights to acquire shares of the capital stock or other Equity Securities (including any Equity Equivalents), of any such Person to any Person other than Parent or a wholly-owned Subsidiary Obligor of Parent;

(ix)           permit any Payor to become a Credit Party and/or guarantor under the 1st Lien Loan Agreement and/or 2nd Lien Loan Agreement and/or otherwise become liable and/or responsible (whether by contract or otherwise) thereunder for any liability or obligation of any Credit Party thereunder; and/or

(x)            agree to any of the foregoing.

Notwithstanding the foregoing, no consent of the Majority Holders shall be required with respect to any of the actions or activities set forth in clauses (iii) through (ix) and clause (x) (to the extent related to clauses (iii) through (ix)) at such time as BC LLC and/or its Affiliates cease to be the Majority Holders.

(d)           Current Public Information.  From and after the date hereof, Parent shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall provide such information (including a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as a holder may reasonably request (to the extent available) in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration) and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 and Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.  Without limiting the generality of the foregoing, with a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the transfer or sale of the Restricted Securities (in whole or in part) to the public without registration, Parent agrees at all times to use its reasonable best efforts to:  (a) make and keep public information regarding Parent available as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and (c) so long as a holder holds any Restricted Securities, furnish to the holder forthwith upon written request a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and Rule 144A.

7.             Transfer of Restricted Securities.

(a)           General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 7(b) below, any other legally available means of transfer.

(b)           Opinion.  In connection with the transfer of any Restricted Securities (other than a transfer described in Section 7(a)(i) or (ii) above), the holder thereof shall deliver written notice to Parent describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to Parent’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.  In addition, if the holder of the Restricted Securities delivers to Parent an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, Parent shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7(d).  If Parent is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to Parent in writing its agreement to be bound by the conditions contained in this Section 7.

(c)           Legend Removal.  If any Restricted Securities cease, in accordance with the definition therewith, to be “Restricted Securities”, Parent shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 7(d) from the certificates for such Restricted Securities.

(d)           Legend.  Each certificate or instrument representing Restricted Securities shall be imprinted with legends in substantially the following form:

(i)            “THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ISSUED ON JUNE 10, 2008, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED.  THE TRANSFER OF SUCH SECURITY IS SUBJECT ONLY TO THE CONDITIONS SPECIFIED IN SECTION 7 OF THIS NOTE.”

(ii)           “THIS DEBT INSTRUMENT WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) EQUAL TO THE STATED INTEREST ON THIS DEBT INSTRUMENT.  THE HOLDER MAY OBTAIN THE “ISSUE PRICE”, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE “ISSUE DATE” AND THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE.”

8.             Amendment and Waiver.  Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Payors may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Parent has obtained the written consent of the Majority Holders; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes or (iii) any provision of this Section 8, without the written consent of the holders at least 75% of the outstanding principal amount of the Notes.

9.             Definitions.  For purposes of the Notes, the following capitalized terms have the following meaning:

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified (it being understood and agree that from and after the Closing (as such term is defined in the Purchase Agreement), for purposes of the Notes, none of Parent or any of its Subsidiaries shall be deemed to be an Affiliate of BC LLC or any of its Subsidiaries or Boise Cascade Holdings, L.L.C.).

“Board” means (i) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner (or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person; provided that, in each case, the “Board” shall be deemed to include any duly authorized committee thereof that is authorized to take the action in question.

“Business Day” means any day, other than a Saturday, Sunday, or any other date in which banks located in New York, New York or Boise, Idaho are closed for business as a result of federal, state or local holiday.

“Closing” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” means (i) Parent’s Common Stock, par value $0.0001 per share, and (ii) any common stock of Parent (or any successor-in-interest to Parent) issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization

“Credit Party” has the meaning ascribed to such term in the 1st Lien Loan Agreement; provided that any such Person shall cease to be a “Credit Party” hereunder as such time as such Person ceases to be a Credit Party under the 1st Lien Loan Agreement.

“Effective Date” means February 22, 2008.

“Equity Equivalents” means, with respect to any Person, any securities convertible into or exchangeable for any Equity Securities of such Person, including warrants, options and other rights to acquire Equity Securities of such Person.

“Equity Securities” means, with respect to any Person, any shares, share derivatives, share appreciation rights, or other rights or instruments containing equity-like features or otherwise based on changes in the enterprise value of such Person or its Affiliates and any rights to acquire any such right or instrument.

“Event of Default” means each (and any) of the conditions or events set forth in Section 5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“1st Lien Event of Default” means an Event of Default as defined in the 1st Lien Loan Agreement.

“1st Lien Loan” means any Loan (as such term or any similar term is defined in the 1st Lien Loan Agreement).

“1st Lien Loan Agreement” means that certain Credit and Guaranty Agreement dated as of the date hereof, by and among Boise Paper Holdings, L.L.C., a Delaware limited liability company, Parent Sub, the other Subsidiaries of Parent party thereto, the lenders and agents party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Administrative Agent and Collateral Agent, and Lehman Brothers Inc., as Joint Lead Arranger, as amended, restated, supplemented, modified, replaced or Refinanced from time to time.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a capitalized liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), including any earn-out obligations incurred in connection with any acquisition; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that if recourse for such Indebtedness is limited to such property, the amount of Indebtedness arising under this clause (v) shall be limited to the lesser of (a) the outstanding principal amount thereof and (b) the fair market value of the property subject to such Lien; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Issue Date” means June 10, 2008.

“Lien” has the meaning ascribed to such term in the 1st Lien Loan Agreement.

“Loans” means, collectively, the 1st Lien Loans and 2nd Lien Loans.

“Majority Holders” means, at any time, the holders of at least a majority of the aggregate unpaid principal amounts of the Notes then outstanding.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, results of operations, assets or financial condition of Parent and its Subsidiaries taken as a whole; (ii) the ability of any Obligor to perform any of its material obligations under the Notes; (iii) the legality, validity, binding effect or enforceability against an Obligor of any Note; or (iv) the rights, remedies and benefits available to, or conferred upon, any holder of a Note under any such Note.

“Material Subsidiary” has the meaning ascribed to such term in the 1st Lien Loan Agreement.

“Maturity Date” means August 21, 2015; provided that, if such date is later than 181 days after the scheduled maturity of the latest maturity date of any Indebtedness evidenced by either the 1st Lien Loan Agreement and/or the 2nd Lien Loan Agreement (after giving effect to any amendments, supplements and/or modifications to any such agreements), then the “Maturity Date” shall automatically be deemed to be 181 days after the scheduled maturity of the latest maturity date of any Indebtedness evidenced by either the 1st Lien Loan Agreement and/or the 2nd Lien Loan Agreement.

“Officer’s Certificate” means a certificate signed by Parent’s chief executive officer, president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer’s knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Parent Sub” means Aldabra Holding Sub LLC, a Delaware limited liability company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Potential Event of Default” means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.  All such terms shall include any subsequent Refinancing of any Indebtedness issued in connection with any Refinancing.  As used in this Note or the Guaranty, section references to the 1st Lien Loan Agreement and the 2nd Lien Loan Agreement, solely as such sections of the 1st Lien Loan Agreement and the 2nd Lien Loan Agreement are applicable to the Credit Parties, shall be deemed to be references to comparable sections in agreements, documents or instruments evidencing any Refinancing thereof.

“Representative” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

“Restricted Securities” means (i) this Note and (ii) any securities issued with respect to the securities referred to in clauses (i) in connection with a recapitalization, merger, consolidation or other reorganization.  As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7(d) hereof have been delivered by Parent in accordance with Section 7.  Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from Parent, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7(d).

“2nd Lien Event of Default” means an Event of Default as defined in the 2nd Lien Loan Agreement.

“2nd Lien Loan” means any Loan (as such term or any similar term is defined in the 2nd Lien Loan Agreement).

“2nd Lien Loan Agreement” means that certain Second Lien Credit Agreement dated as of the date hereof, by and among Boise Paper Holdings, L.L.C., a Delaware limited liability company, Parent Sub, the other Subsidiaries of Parent party thereto, the lenders and agents party thereto, Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc. as Joint Lead Arrangers and Lehman Commercial Paper Inc. as Administrative Agent and Collateral Agent, as amended, restated, supplemented, modified, replaced or Refinanced from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

10.                                 Transfers.  Parent shall maintain a register for recording the ownership and the transfer of the Notes.  Upon surrender of this Note for registration of transfer or for exchange to Parent at its principal office, the Payors at their sole expense shall execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate the unpaid principal amount of the Note(s) so transferred or exchanged, registered as such holder or transferee(s) may request, as applicable, dated so that there will be no loss of interest on such surrendered Note(s) and otherwise of like tenor.  The issuance of new Note(s) shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Payors in connection with such issuance; provided that the holder of this Note shall pay any transfer taxes associated therewith.  The Payors shall be entitled to regard the registered holder of this Note as the owner and holder of the Notes so registered for all purposes until Parent is required to record a transfer of this Note on its register.

11.                                 Replacement.  Upon receipt of evidence reasonably satisfactory to Parent of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to Parent (provided that, if the holder of this Note is a financial institution, its own unsecured agreement shall be satisfactory) or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Payors, at their expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Payors shall not be deemed to be an outstanding Note.

12.                                 Waivers.  The Payors hereby waives presentation for payment, demand, notice of nonpayment and notice of protest with respect to this Note.

13.                                 Cancellation.  After all principal and accrued interest owed on this Note has been paid in full, this Note shall be surrendered to Parent for cancellation and shall not be reissued.

14.                                 Form of Payments.  All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds to an account designated in writing by the holder to Parent, with no offsets against or withholding from any payments due hereunder.  Payments of principal and interest and other amounts on this Note shall be delivered as directed by prior written notice by the holder of this Note to Parent or, if not specified by such holder, then to such holder, at the address of such holder as set forth on Parent’s records or at such other address as is specified by prior written notice by such holder to Parent.

15.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, (iv) if delivered by telecopy, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day, or (v) if delivered by Internet mail (with a delivery report), provided the relevant computer record indicates a full and successful transmission or no failure message is generated (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party or is transmitted on a day that is not a Business Day.  Such notices, demands and other communications shall be sent to the holder of this Note at the address for such holder on Parent’s register and to the Payors at the respective addresses indicated below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

Payors:

Boise Inc.

1111 West Jefferson Street, Suite 200

Boise, Idaho  83702-5388

Attention:  Chief Financial Officer

Telecopier:  (208) 384-4913

Email:  RobMcNutt@BoiseInc.com

with a copy to:

Boise Paper Holdings, L.L.C.

1111 West Jefferson Street, Suite 200

Boise, Idaho  83702-5388

Attention:  General Counsel

Telecopier:   (208) 384-7945

Email:  Legal@BoiseInc.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

16.                                 Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, and interest shall continue to accrue in accordance with this Note until any such payment is made.

17.                                 Survival.  All representations, warranties, covenants and agreements of each Payor contained herein or made in writing in connection herewith shall survive the issuance of this Note.

18.                                 Obligations.  Each of the Payors acknowledge and agree that each of them shall be jointly and severally liable for all obligations of any Payor hereunder.  In addition, in the event that any Person hereafter becomes a Subsidiary of any Payor hereunder that is organized under the laws of the State of Delaware, the Payors shall cause such Person to promptly (but in any event within five (5) days after becoming a Subsidiary of any such Payor) execute and deliver to the holder of this Note a written undertaking (in form and substance reasonably satisfactory to such holder) in favor of such holder pursuant to which such Person acknowledges and agrees to be bound by the terms of this Note as a Payor and/or Subsidiary Obligor (as applicable).  Each of the Payors acknowledges and agrees that the holder of this Note shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

19.                                 Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of the Notes shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Note, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

20.                                 Usury Laws.  It is the intention of the Payors and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Payors or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Payors or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Payors.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Payors or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Payors.

21.                                 Waiver of Jury Trial. Each of the Payors and the holder of this Note, by accepting this Note, agrees that it hereby waives, to the fullest extent permitted by law, any right to jury trial of any claim, demand, action, or cause of action (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings in respect of this Note, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each of the Payors and the holder of this Note, by accepting this Note, hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that each holder of this Note and the Payors may file an original counterpart of a copy of this Note with any court as written evidence of the consent of the holder of this Note or the Payors to the waiver of the holder of this Note’s right to trial by jury.

22.                                 No Waiver.  The rights and remedies of the holder of this Note expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of the holder of this Note in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default.  No course of dealing between any of the Payors and the holder of this Note or their Affiliates, agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default.  No notice to or demand upon any Payor in any case shall entitle any Payor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the holder of this Note to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

23.         Costs.  The Payors agree to pay all costs and expenses, including reasonable attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by any holder of this Note and/or any of its Affiliates in connection with this Note.

24.         Assignment.  The rights and obligations of each Payor and the holder of this Note shall be binding upon and benefit the successors and permitted assigns and transferees of each such Payor and the holder of this Note, except that none of the Payors may assign or transfer its rights hereunder or any interest herein or delegate its liabilities, obligations or duties hereunder without the prior written consent of the Majority Holders.

25.         Waiver of Presentment, Demand and Dishonor.  Each of the Payors hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of this Note (and any and all obligations hereunder) and any and all extensions, renewals, and modifications hereof.  In any action on this Note, the holder of this Note need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the holder hereof to be a true and correct copy of this Note.

26.         Usage.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

*  *  *  *  *

IN WITNESS WHEREOF, each of the Payors has executed and delivered this Note on June 10, 2008.

Boise Inc.

By

Its

SCHEDULE I TO THE NOTE

Date	Aggregate Principal Amount	Accumulated Interest per Section 1(c)

A-2